UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 8, 2009

Keryx Biopharmaceuticals, Inc.
 (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
 (Address of Principal Executive Offices)

(212) 531-5965
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.  Entry Into a Material Definitive Agreement.

Effective as of June 8, 2009, Keryx Biopharmaceuticals, Inc. (the “Company”) entered into an Amended and Restated Sublicense Agreement (the “Agreement”) with Japan Tobacco, Inc. (“JT”) and Torii Pharmaceutical Co., Ltd. (“Torii”), JT’s pharmaceutical business subsidiary.  The parties had originally entered into a sublicense agreement (the “Original Agreement”) on September 26, 2007.

Under the Original Agreement, JT and Torii received the exclusive rights for the development and commercialization of the Company’s hyperphosphatemia drug in Japan. The drug, which recently completed a Phase 2 clinical program in the United States under the name “Zerenex™”, is an iron-based phosphate binder for the treatment of hyperphosphatemia (elevated phosphate levels) in patients with end-stage renal disease.  The Agreement modifies certain terms and provisions found in the Original Agreement, and the material modifications are described below.

Under the Agreement, JT and Torii will assume responsibility for prosecuting and maintaining the patents in Japan.  The Company agrees to grant JT and Torii the exclusive right, without restrictions, to manufacture (and have manufactured) the active pharmaceutical ingredient for purposes of developing and supplying the same solely in Japan, provided that JT and Torii shall bear all costs associated with such production.  Keryx, JT and Torii agree that the Supply End Date has occurred and JT and Torii have established a direct supply contract with a third party contractor.  Finally, the parties to the Agreement agree that participation on, and any duties associated with, the Joint Steering Committee and the Joint Development Team shall be voluntary, and no penalty under the Agreement shall apply for non-participation.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2009, Ron Bentsur was appointed to the Board of Directors (the “Board”) of the Company by unanimous vote of the Board. Mr. Bentsur has served as the Company’s Chief Executive Officer since May 20, 2009.

Prior to joining the Company, Mr. Bentsur, age 43, served as Chief Executive Officer of XTL Biopharmaceuticals, Inc. (“XTL”), a position he held from January 2006 until April 2009.  Prior to his tenure at XTL, Mr. Bentsur was with the Company from 2000-2006, serving as its Chief Financial Officer from June 2003 until his departure in January 2006. Mr. Bentsur also provided occasional consulting services to the Company following his departure.  From July 1998 to October 2000, Mr. Bentsur served as Director of Technology Investment Banking at Leumi Underwriters, where he was responsible for all technology/ biotechnology private placement and advisory transactions. From June 1994 to July 1998, Mr. Bentsur worked as an investment banker in NYC, most of this period at ING Barings Furman Selz.  Mr. Bentsur holds a BA in Economics and Business Administration with distinction from the Hebrew University of Jerusalem, Israel and an MBA, Magna Cum Laude, from New York University’s Stern Graduate School of Business.

No family relationships exist between Mr. Bentsur and any of our directors or other executive officers. There are no transactions to which the Company is or was a participant and in which Mr. Bentsur has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

a) On June 17, 2009, the Company issued a press release announcing that the Company has received a letter from The NASDAQ Stock Market confirming that it has regained compliance with the minimum bid price requirement for continued listing on The NASDAQ Capital Market under Listing Rule 5550(a)(2) and that the matter is now closed.

The Company also received a letter from the NASDAQ Listing Qualifications Hearings Panel (the “Panel”) confirming that it has demonstrated a market value of listed securities over the required minimum of $35 million for 10 consecutive trading days, for continued listing on The NASDAQ Capital Market under Listing Rule 5550(b)(2), and that the Panel has determined to continue the listing of the Company’s securities on The NASDAQ Stock Market.  The press release announcing NASDAQ compliance is attached as Exhibit 99.1 to this report.  The letter from the NASDAQ Stock Market confirming compliance is attached as Exhibit 99.2.  The letter from the Panel confirming that the Panel has determined to continue the listing of the Company’s securities on The NASDAQ Stock Market is attached as Exhibit 99.3.  Exhibits 99.1, 99.2, and 99.3 are incorporated herein by reference.

b) On June 16, 2009, the Company held its annual meeting of stockholders. The following matters were voted on by the stockholders: the election of directors, and the ratification of the appointment of UHY LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009. At the meeting, Kevin J. Cameron, Wyche Fowler, Jr., Jack Kaye and Michael P. Tarnok were re-elected to the Board.

The vote with respect to each nominee is set forth below:

Nominee	Total Votes For	Total Votes Withheld
Kevin J. Cameron	30,443,243	770,673
Wyche Fowler, Jr.	30,377,353	836,563
Jack Kaye, CPA	30,426,485	787,431
Michael P. Tarnok	29,953,435	1,260,481

The vote with respect to the ratification of the appointment of UHY LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009, is set forth below.

Total Votes For	Total Votes Against	Abstention and Broker Non-Votes
30,581,212	229,289	403,415

c) On June 16, 2009, Michael P. Tarnok was appointed Chairman of the Board by unanimous vote of the directors.  Mr. Tarnok, age 54, has served on the Board since September 2007.

Mr. Tarnok joined the Board with extensive pharmaceutical industry experience in a wide range of areas. Mr. Tarnok spent the majority of his career at Pfizer Inc., which he joined in 1989 as Finance Director - US Manufacturing.  From 2000-2007, Mr. Tarnok served as Senior Vice President, Finance in Pfizer’s US Pharmaceuticals Division. In this position, Mr. Tarnok handled all finance responsibilities for the division, including contracting, trade management, forecasting of significant product launches and Sarbanes-Oxley compliance.  Prior to joining Pfizer, Mr. Tarnok worked primarily in financial disciplines for ITT Rayonier, Inc., Celanese Corporation and Olivetti Corporation of America.

There are no arrangements between Mr. Tarnok and any other person pursuant to which he was selected as Chairman of the Board, nor are there any transactions to which the Company was or is a participant and in which Mr. Tarnok has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Tarnok is not related in any way to any officer, employee or director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: June 18, 2009

	By:	/s/ James F. Oliviero
James F. Oliviero
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated June 17, 2009.
99.2	Letter from the NASDAQ Stock Market confirming compliance, dated June 16, 2009.
99.3	Letter from the Panel confirming continued listing of the Company’s securities on the NASDAQ Stock Market, dated June 16, 2009.